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Exhibit (h)

[Form of Dealer Manager Agreement]

ARES CAPITAL CORPORATION

[    •    ] Shares of Common Stock Issuable Upon Exercise
of Transferable Rights to Subscribe for
Such Shares of Common Stock

DEALER MANAGER AGREEMENT

March [    •    ], 2008

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
    Incorporated
4 World Financial Center
New York, NY 10281

Wachovia Capital Markets, LLC
375 Park Avenue
New York, NY 10152

[Other Dealer Managers]

Ladies and Gentlemen:

        Ares Capital Corporation, a Maryland corporation (the "Company"), confirms its agreement with and appointment of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Wachovia Capital Markets, LLC ("Wachovia") and [other Dealer Managers] to act as co-dealer managers (the "Dealer Managers") in connection with the issuance by the Company to the holders of record (the "Record Date Holders") at 5:00 p.m. (New York City time) on March [    •    ], 2008 (the "Record Date") (or such other date as is established as the record date for such purpose) of shares of common stock, par value $0.001 per share, of the Company (the "Common Stock"), of transferable rights entitling such Record Date Holders, and any transferees of rights thereof (collectively, the "Holders"), to collectively subscribe for up to an aggregate of [    •    ] whole shares (collectively, the "Securities") of Common Stock on the terms and subject to the conditions set forth in the Prospectus (as defined below) (the "Rights Offering"). Pursuant to the terms of the Rights Offering, the Company is issuing each Record Date Holder one transferable right (each, a "Right" and, collectively, the "Rights") for every three shares of Common Stock held by such Record Date Holder on the Record Date. The Rights entitle the Holders to acquire during the subscription period (the "Subscription Period") set forth in the Prospectus, at the subscription price (the "Subscription Price") set forth in the Prospectus, one share of Common Stock for each Right exercised, on the terms and subject to the conditions set forth in the Prospectus. No fractional Rights will be issued. Pursuant to the over-subscription privilege in connection with the Rights Offering (the "Over-Subscription Privilege"), (A) Record Date Holders who fully exercise all Rights issued to them may subscribe for additional Securities not subscribed for by other Holders, on the terms and subject to the conditions set forth in the Prospectus, including as to pro ration, and (B) any Holders other than Record Date Holders who exercise Rights transferred to them may subscribe for additional Securities not subscribed for by other Holders and Record Date Holders pursuant to their Over-Subscription Privilege, on the terms and subject to the conditions set forth in the Prospectus, including as to pro ration.

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form N-2 (File No. 333-149109) covering the registration of the Rights and the Securities under the Securities Act of 1933, as amended (the "1933 Act"), which registration statement has been declared effective by the Commission. The Registration Statement contains a preliminary prospectus (the "preliminary prospectus"). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of

Rule 430C ("Rule 430C") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and Rule 497 ("Rule 497") of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement pursuant to Rule 430C is referred to as "Rule 430C Information." Unless the context otherwise requires, such registration statement, including all documents filed as a part thereof, and including any Rule 430C Information contained in a prospectus subsequently filed with the Commission pursuant to Rule 497 under the 1933 Act and deemed to be part of the registration statement and also including any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations, is herein called the "Registration Statement." The final prospectus, dated as of March [    •    ], 2008, in the form first filed by the Company with the Commission pursuant to Rule 497 under the 1933 Act, is herein called the "Prospectus," except that if any prospectus supplement should be filed by the Company with the Commission pursuant to Rule 497 of the 1933 Act Regulations, the term "Prospectus" shall refer to each such prospectus supplement (together with the final prospectus, dated as of March [    •    ], 2008) from and after the time it is first provided to the Dealer Managers for such use. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"). The term "Offering Materials" shall refer to (a) the letters to beneficial owners of the shares of Common Stock of the Company, forms used to exercise Rights and any letters from the Company to securities dealers, commercial banks and other nominees or any newspaper announcements, in each case in the form filed as an exhibit to the Registration Statement; (b) any press releases and other offering materials and information in connection with the Rights Offering, in each case in the form filed with the Commission pursuant to Rule 482 under the 1933 Act, and (c) any additional materials as shall be expressly agreed to in writing by the Company and the Dealer Managers.

        A Form N-54A Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 filed Pursuant to Section 54(a) of the Investment Company Act (File No. 814-00663) (the "Notification of Election") was filed with the Commission on April 21, 2004 under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the "1940 Act").

        The Company has entered into an Amended and Restated Investment Advisory and Management Agreement, dated as of June 1, 2006 (the "Investment Advisory Agreement"), with Ares Capital Management LLC, a Delaware limited liability company registered as an investment adviser (the "Adviser") under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the "Advisers Act").

        The Company has entered into an Amended and Restated Administration Agreement, dated as of June 1, 2007 (the "Administration Agreement"), with Ares Operations LLC, a Delaware limited liability company (the "Administrator").

        The Company has entered into a Subscription and Information Agent Agreement, dated as of March [    •    ], 2008 (the "Subscription/Information Agent Agreement"), with Computershare Inc., Computershare Trust Company, N.A. (together, the "Subscription Agent") and Georgeson Inc.

        1.    Representations and Warranties.

          (a)    Representations and Warranties by the Company.    The Company, the Adviser and the Administrator, jointly and severally, represent and warrant to the Dealer Managers as of the date hereof and as of the date and time of the commencement of the Rights Offering (such later date and time being hereinafter referred to as the "Representation Time") and as of the date and time of the expiration of the Rights Offering as set forth in the Prospectus (the "Expiration Time"), and agree with the Dealer Managers, as follows:

            (i)    Compliance with Registration Requirements.    The Company is eligible to use Form N-2. The Registration Statement (and the Registration Statement as amended by any post-effective amendment if the Company shall have made any amendments thereto after the effective date of the Registration Statement) has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement (and the Registration Statement as amended by any post-effective amendment if the Company shall have made any amendments thereto after the effective date of the Registration Statement) has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

            At the respective times the Registration Statement and any post-effective amendments thereto became effective, at the Representation Time and at the Expiration Time, the Registration Statement (as amended or supplemented) complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the 1940 Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus (as amended or supplemented) nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued, at the Representation Time and at the Expiration Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            The Prospectus, each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto complied when so filed in all material respects with the 1933 Act, the 1933 Act Regulations and the 1940 Act except for any corrections to any preliminary prospectus that are made in the Prospectus and each preliminary prospectus and the Prospectus delivered to the Dealer Managers for use in connection with the Rights Offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            The Offering Materials (as amended or supplemented), at the time first used, at the Representation Time and at the Expiration Time, complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the 1940 Act and did not and will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they have been made, not misleading.

            The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), Prospectus (or any amendment or supplement thereto) or Offering Materials (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by the Dealer Managers expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or the Offering Materials (or any amendment or supplement thereto).

            (ii)    Independent Accountants.    The accountants who certified the financial statements included in the Registration Statement are independent public accountants as required by the

    1933 Act, the 1933 Act Regulations and the Securities Exchange Act of 1934, as amended (the "1934 Act").

            (iii)    Financial Statements.    The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the consolidated statement of operations, consolidated statement of stockholders' equity and consolidated statement of cash flows of the Company and its consolidated subsidiaries for the periods specified; there are no financial statements that are required to be included in the Registration Statement or the Prospectus that are not included as required; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis throughout the periods involved. The "Selected Financial and Other Data" included in the Registration Statement and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus.

            (iv)    No Material Adverse Change in Business.    Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) other than regular quarterly or other periodic dividends declared or paid, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

            (v)    Good Standing of the Company.    The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Subscription/Information Agent Agreement, the Investment Advisory Agreement and the Administration Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

            (vi)    Subsidiaries.    The Company's only subsidiaries are listed on Exhibit 21.1 of the Company's Form 10-K for the year ended December 31, 2007 (each, a "Subsidiary" and collectively, the "Subsidiaries"). Each of the Subsidiaries has been duly organized and is validly existing as a corporation, limited liability company, limited partnership or other legal entity in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation, limited liability company, limited partnership or other legal entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or to be in good standing would not reasonably be expected to result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement and other than any security interest, mortgage, pledge, lien or encumbrance pursuant to the Company's and its

    Subsidiaries' credit facilities and other outstanding indebtedness, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned directly or indirectly by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any of the Subsidiaries was issued in violation of the preemptive or other similar rights of any securityholder of such Subsidiary. Except (a) as set forth in the Registration Statement and the Prospectus, (b) for portfolio investments made after December 31, 2007 and (c) the interest of ARCC CLO 2006 LLC in ARCC Commercial Loan Trust, a Delaware statutory trust, as trust beneficiary, the Company does not own, directly or indirectly, any shares of stock or any other equity or debt securities of any corporation or have any equity or debt interest in any firm, partnership, joint venture, association or other entity.

            (vii)    Capitalization.    The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Description of Capital Stock" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to the Company's Dividend Reinvestment Plan or pursuant to reservations, agreements or employee benefit plans, if any, referred to in the Prospectus or pursuant to the exercise of convertible securities or options, if any, referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non assessable; none of the outstanding shares of capital stock of the Company was issued in violation of preemptive or other similar rights of any securityholder of the Company.

            (viii)    Authorization of Agreements.    This Agreement, the Subscription/Information Agent Agreement, the Investment Advisory Agreement and the Administration Agreement have each been duly authorized, executed and delivered by the Company. The Investment Advisory Agreement and the Administration Agreement are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

            (ix)    Authorization and Description of Securities.    The Securities have been duly authorized for issuance and sale upon exercise of the Rights pursuant to the terms of the Rights Offering and, when issued and delivered by the Company upon exercise of the Rights pursuant to the terms of the Rights Offering against payment of the subscription price as determined pursuant to the Prospectus, will be validly issued and fully paid and non assessable; the Rights have been duly authorized by the Company for issuance pursuant to the terms of the Rights Offering; the Common Stock and the Rights conform in all material respects to all statements relating thereto contained in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; and the issuance of each of the Securities and the Rights is not subject to the preemptive or other similar rights of any securityholder of the Company.

            (x)    Absence of Defaults and Conflicts.    Neither the Company nor any of the Subsidiaries is in violation of its charter, by-laws or other organizational documents. Further, neither the Company nor any of the Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Subscription/Information Agent Agreement, the Investment Advisory Agreement and the Administration Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement and the Prospectus (including the issuance of the Rights pursuant to the terms of the Rights Offering, the issuance and sale of the Securities pursuant to the terms of the Rights Offering and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, (A) conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, the Agreements and Instruments, except for such conflicts, breaches, defaults, Repayment Events, liens, charges or encumbrances that would not result in a Material Adverse Effect, or (B) conflict with or constitute a breach of, or default under, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which Ares Management LLC ("Ares") is a party or by which Ares may be bound, or to which any of the property or assets of Ares is subject, or the limited partner agreement or other governing documents of any fund managed by, advised by or affiliated with Ares, except for such conflicts, breaches or defaults that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter, by laws or other organizational documents of the Company or any of the Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.

            (xi)    Absence of Proceedings.    Other than as disclosed in the Registration Statement or the Prospectus, there is no action, suit or proceeding or, to the knowledge of the Company, inquiry or investigation, before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of the Subsidiaries, which is required to be disclosed in the Registration Statement, or which would result in a Material Adverse Effect, or which would materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement, the Subscription/Information Agent Agreement, the Investment Advisory Agreement or the Administration Agreement or the performance by the Company of its obligations hereunder or thereunder.

            (xii)    Accuracy of Exhibits.    There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

            (xiii)    Possession of Intellectual Property.    The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them or proposed to be operated by them immediately following the consummation of the Rights Offering as described in the

    Prospectus, except where the failure to own or possess or otherwise be able to acquire such rights in a timely manner would not otherwise reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any of the Subsidiaries has received any notice of or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

            (xiv)    Absence of Further Requirements.    No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the issuance of Rights pursuant to the terms of the Rights Offering, the offering, issuance or sale of the Securities pursuant to the terms of the Rights Offering or the consummation of the transactions contemplated by this Agreement, the Subscription/Information Agent Agreement, the Investment Advisory Agreement, the Administration Agreement or the Prospectus (including the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds"), except (A) such as have been already obtained under the 1933 Act, the 1933 Act Regulations or the 1940 Act, (B) such as may be required under state securities laws, and (C) the filing of the Notification of Election under the 1940 Act, which has been effected.

            (xv)    Absence of Manipulation.    Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the Rights, or the sale or resale of the Securities in violation of any law, statute, regulation or rule applicable to the Company or its affiliates.

            (xvi)    Possession of Licenses and Permits.    The Company and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them or proposed to be operated by them immediately following the consummation of the Rights Offering as described in the Prospectus, except where the failure so to possess would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

            (xvii)    Investment Company Act.    The Company is not required, and upon the issuance of the Rights and the issuance and sale of the Securities pursuant to the terms of the Rights Offering and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as a "registered management investment company" under the 1940 Act.

            (xviii)    Registration Rights.    There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

            (xix)    Related Party Transactions.    There are no business relationships or related party transactions involving the Company, any of the Subsidiaries or any other person required to be described in the Prospectus which have not been described as required.

            (xx)    Notification of Election.    When the Notification of Election was filed with the Commission, it (A) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the 1940 Act and (B) did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (xxi)    Investment Advisory Agreement.    (A) The terms of the Investment Advisory Agreement, including compensation terms, comply in all material respects with all applicable provisions of the 1940 Act and the Advisers Act and (B) the approvals by the board of directors and the stockholders of the Company of the Investment Advisory Agreement have been made in accordance with the requirements of Section 15 of the 1940 Act applicable to companies that have elected to be regulated as business development companies under the 1940 Act.

            (xxii)    Interested Persons.    Except as disclosed in the Registration Statement or the Prospectus, (A) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the 1940 Act and the Advisers Act, and (B) to the knowledge of the Company, no director of the Company is an "interested person" (as defined in the 1940 Act) of the Company or an "affiliated person" (as defined in the 1940 Act) of any of the Dealer Managers.

            (xxiii)    Business Development Company.    (A) The Company has duly elected to be treated by the Commission under the 1940 Act as a business development company, such election is effective and all required action has been taken by the Company under the 1933 Act and the 1940 Act to make the Rights Offering and to consummate the sale of the Securities pursuant thereto; (B) the provisions of the corporate charter and by-laws of the Company, and the investment objectives, policies and restrictions described in the Prospectus, assuming they are implemented as described, will comply in all material respects with the requirements of the 1940 Act; and (C) the operations of the Company are in compliance in all material respects with the provisions of the 1940 Act applicable to business development companies.

            (xxiv)    Employees and Executives.    The Company is not aware that (A) any executive, key employee or significant group of employees of the Company, any of the Subsidiaries, the Adviser or the Administrator plans to terminate employment with the Company, any of the Subsidiaries, the Adviser or the Administrator or (B) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar arrangement that would be violated by the present or proposed business activities of the Company, any of the Subsidiaries or the Adviser except where such termination or violation would not reasonably be expected to have a Material Adverse Effect.

            (xxv)    No Extension of Credit.    The Company has not, directly or indirectly, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company or any of the Subsidiaries, or to or for any family member or affiliate of any director or executive officer of the Company or any of the Subsidiaries.

            (xxvi)    Accounting Controls.    The Company has established and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's authorization; and (D) the recorded accountability for inventory assets is compared with the existing inventory assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (xxvii)    Disclosure Controls.    The Company has established and employs disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms, and is accumulated and communicated to the Company's management, including its principal executive officer or officers and principal financial officer or officers, as appropriate to allow timely decisions regarding disclosure.

            (xxviii)    Tax Returns.    The Company and the Subsidiaries have filed all federal, state, local and foreign tax returns that are required to have been filed by them pursuant to applicable foreign, federal, state, local or other law or have duly requested extensions thereof, except insofar as the failure to file such returns or request such extensions would not reasonably be expected to result in a Material Adverse Effect, and have paid all taxes shown as due pursuant to such returns or pursuant to any assessment received by the Company and the Subsidiaries, except for such taxes or assessments, if any, as are being contested in good faith and as to which adequate reserves have been provided or where the failure to pay would not reasonably be expected to result in a Material Adverse Effect.

          (b)    Representations and Warranties of the Adviser and the Administrator.    The Adviser and the Administrator, jointly and severally, represent to the Dealer Managers as of the date hereof, as of the Representation Time and as of the Expiration Time, and agree with the Dealer Managers, as follows:

            (i)    No Material Adverse Change in Business.    Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, business prospects or regulatory status of the Adviser or the Administrator, whether or not arising in the ordinary course of business, that would reasonably be expected to result in a Material Adverse Effect.

            (ii)    Good Standing.    Each of the Adviser and the Administrator has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, and has limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; the Adviser has limited liability company power and authority to execute and deliver and perform its obligations under the Investment Advisory Agreement; the Administrator has limited liability company power and authority to enter into and perform its obligations under the Administration Agreement; and each of the Adviser and the Administrator is duly qualified to transact business as a foreign entity and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of ownership or leasing of its property or the conduct of business, except where the failure to qualify or be in good standing would not otherwise reasonably be expected to result in a Material Adverse Effect.

            (iii)    Registration Under Advisers Act.    The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act from acting under the Investment Advisory Agreement for the Company as contemplated by the Prospectus. There does not exist any proceeding or, to the Adviser's knowledge, any facts or circumstances the existence of which could lead to any proceeding which might adversely affect the registration of the Adviser with the Commission.

            (iv)    Absence of Proceedings.    There is no action, suit or proceeding or, to the knowledge of the Adviser or the Administrator, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser or the Administrator, threatened, against or affecting either the Adviser or the Administrator, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Investment Advisory Agreement or the Administration Agreement.

            (v)    Absence of Defaults and Conflicts.    Neither the Adviser nor the Administrator is in violation of its limited liability company operating agreement or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Adviser or the Administrator is a party or by which it or any of them may be bound, or to which any of the property or assets of the Adviser or the Administrator is subject (collectively, the "Adviser/Administrator Agreements and Instruments"), or in violation of any law, statute, rule, regulation, judgment, order or decree except for such violations or defaults that would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Investment Advisory Agreement and the Administration Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement and the Prospectus (including the issuance of the Rights pursuant to the terms of the Rights Offering, the issuance and sale of the Securities pursuant to the terms of the Rights Offering and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Adviser and the Administrator with their respective obligations hereunder and under the Investment Advisory Agreement and the Administration Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser or the Administrator pursuant to, the Adviser/Administrator Agreements and Instruments except for such conflicts, breaches, defaults, liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the limited liability company operating agreement of the Adviser or Administrator, respectively, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Adviser or the Administrator or any of their assets, properties or operations.

            (vi)    Authorization of Agreements.    This Agreement, the Investment Advisory Agreement and the Administration Agreement have been duly authorized, executed and delivered by the Adviser and the Administrator, as applicable. This Agreement, the Investment Advisory Agreement and the Administration Agreement are valid and binding obligations of the

    Adviser or the Administrator, as applicable, enforceable against them in accordance with their terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

            (vii)    Absence of Further Requirements.    No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Adviser or the Administrator of their obligations hereunder, in connection with the issuance of Rights pursuant to the terms of the Rights Offering, the offering, issuance or sale of the Securities pursuant to the terms of the Rights Offering or the consummation of the transactions contemplated by this Agreement, the Investment Advisory Agreement, the Administration Agreement or the Prospectus (including the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds"), except (A) such as have been already obtained under the 1933 Act, the 1933 Act Regulations or the 1940 Act, (B) such as may be required under state securities laws and (C) the filing of the Notification of Election under the 1940 Act, which has been effected.

            (viii)    Description of Adviser and Administrator.    The description of the Adviser and the Administrator contained in the Registration Statement and the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

            (ix)    Possession of Licenses and Permits.    The Adviser and the Administrator possess such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect; the Adviser and the Administrator are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Adviser nor the Administrator has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

            (x)    Stabilization and Manipulation.    Neither the Adviser, the Administrator nor any of their respective partners, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, under the 1934 Act, to result in the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the Rights or the sale of the Securities in violation of any law, statute, regulation or rule applicable to the Adviser, the Administrator or any of their respective partners, officers, affiliates or controlling persons.

            (xi)    Employment Status.    The Adviser is not aware that (A) any executive, key employee or significant group of employees of the Company, if any, any of the Subsidiaries, the Adviser or the Administrator, as applicable, plans to terminate employment with the Company, any of the Subsidiaries, the Adviser or the Administrator or (B) any such executive or key employee is subject to any non compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the

    Company, the Subsidiaries, the Adviser or the Administrator except where such termination or violation would not reasonably be expected to have a Material Adverse Effect.

            (xii)    Internal Controls.    The Adviser is using its commercially reasonable efforts to implement a system of internal controls sufficient to provide reasonable assurance that (A) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management's general or specific authorization; and (B) access to the Company's assets that are in its possession or control is permitted only in accordance with its management's general or specific authorization.

            (xiii)    Accounting Controls.    The Administrator is using its commercially reasonable efforts to operate a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions for which it has bookkeeping and record keeping responsibility for under the Administration Agreement are recorded as necessary to permit preparation of the Company's financial statements in conformity with GAAP and to maintain financial statements in conformity with GAAP and to maintain accountability for the Company's assets and (B) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (c)    Officer's Certificates.    Any certificate signed by any officer of the Company, any of the Subsidiaries, the Adviser or the Administrator delivered to the Dealer Managers or to counsel for the Dealer Managers shall be deemed a representation and warranty by the Company, such Subsidiary, the Adviser and or the Administrator, as applicable, to the Dealer Managers as to the matters covered thereby.

        2.    Agreement to Act as Dealer Managers.

          (a)   On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth:

              (i)  The Company hereby authorizes the Dealer Managers and other soliciting dealers entering into a Soliciting Dealer Agreement, in the form attached hereto as Exhibit A, with the Dealer Managers (the "Soliciting Dealers"), to solicit, in accordance with the 1933 Act, the 1940 Act and the 1934 Act, the rules and regulations under those Acts, any applicable securities laws of any state or jurisdiction, the applicable rules and regulation of any self-regulatory organization or registered national securities exchange and the customary practice of investment banking firms engaged in connection with similar transactions, the exercise of the Rights and the Over-Subscription Privilege, and the Dealer Managers agree to act in such capacity, and in accordance with such terms and the procedures described in the Prospectus and, where applicable, the terms and conditions of such Soliciting Dealer Agreement; and

             (ii)  To the extent available, the Company agrees to furnish, or cause to be furnished, to the Dealer Managers lists, or copies of those lists, showing (to the knowledge of the Company) the names and addresses of, and number of shares of Common Stock held by, Record Date Holders and the Dealer Managers agree to use such information only in connection with the Rights Offering, and not to furnish the information to any other person or entity, except that the Dealer Managers may furnish necessary and appropriate information to the Soliciting Dealers.

          (b)   The Dealer Managers agree to provide to the Company, in addition to the services described in paragraph (a) of this Section 2, financial advisory and marketing services in connection with the Rights Offering.

          (c)   No fee or reimbursement, other than the fees provided for in Section 3 of this Agreement and the reimbursement of the Dealer Managers' out-of-pocket expenses as described in Section 5 of this Agreement, will be payable by the Company to the Dealer Managers in connection with any services provided or costs and expenses incurred by the Dealer Managers pursuant to this Agreement.

          (d)   The Company and the Dealer Managers agree that each of the Dealer Managers is an independent contractor with respect to the solicitation of the exercise of Rights and the Over-Subscription Privilege and the performance of financial advisory and marketing services to the Company contemplated by this Agreement and the Dealer Managers shall not be deemed to be agents or fiduciaries of the Company or any of its affiliates, equity holders or creditors, or of any person, including Soliciting Dealers, arising out of their engagement pursuant to this Agreement. In soliciting the exercise of Rights or the Over-Subscription Privilege, no Soliciting Dealer shall be deemed to be acting as the agent or fiduciary of the Dealer Managers or the Company or any of their respective affiliates, equity holders, or creditors or any other person or entity. It is understood that the Dealer Managers are being engaged hereunder solely to provide the services described herein on behalf of the Company and that the Dealer Managers are not acting as agents or fiduciaries of, and shall have no duties or liability to, the equity holders of the Company or any other third party in connection with their engagement hereunder. It is further understood that the Dealer Managers may independently offer for sale Common Stock, including shares of the Common Stock acquired through the purchase and exercise of the Rights, at prices they set. They may realize profits or losses from such sales independent of the fees set forth in Section 3 hereof.

          (e)   The Dealer Managers agree to perform those services with respect to the Rights Offering in accordance with customary practice of investment banking firms engaged in connection with similar transactions, including (but not limited to) using their reasonable best efforts to solicit the exercise of Rights and the Over-Subscription Privilege pursuant to the Rights Offering and in communicating with the Soliciting Dealers.

          (f)    In rendering the services contemplated by this Agreement, neither the Dealer Managers nor any affiliate thereof will be subject to any liability to the Company or any of its affiliates, for any losses, claims, damages, liabilities or expenses arising from any act or omission on the part of any securities broker or dealer (except with respect to the Dealer Managers acting in such capacity) or any other person, and the Dealer Managers will not be liable for acts or omissions in performing their obligations under this Agreement or otherwise in connection with the Rights Offering, except to the extent that any losses, claims, damages, liabilities and expenses are finally judicially determined to have resulted primarily from the willful misfeasance, bad faith or gross negligence of the Dealer Managers or by reason of the reckless disregard of the obligations and duties of the Dealer Managers under this Agreement (including, in each case, the employees and authorized agents of the Dealer Managers); provided, however, that the foregoing shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Dealer Managers expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430C Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or in any Offering Materials.

        3.    Dealer Managers' and Solicitation Fees.    In full payment for the financial advisory, marketing, soliciting and any other services rendered and to be rendered hereunder by the Dealer Managers, the Company agrees to pay the Dealer Managers a fee (the "Dealer Managers' Fee") equal to [    •    ]% of the Subscription Price per share of Common Stock for each share of Common Stock issued pursuant to the exercise of Rights and the Over-Subscription Privilege. In full payment for the soliciting efforts to be rendered, the Dealer Managers agree to reallow soliciting fees (the "Soliciting Fees") to Soliciting Dealers equal to [    •    ]% of the Subscription Price per share of Common Stock for each share of Common Stock issued pursuant to the exercise of Rights and the Over-Subscription Privilege. The Dealer Managers agree to pay the Soliciting Fees to the Soliciting Dealers designated on the applicable portion of the form used by the Holder to exercise Rights and the Over-Subscription Privilege, and if no Soliciting Dealer is so designated pursuant to the terms of the Soliciting Dealer Agreement, then the Dealer Managers shall retain such Soliciting Fees for Securities issued pursuant to the exercise of Rights and Over-Subscription Privilege; the Company shall have no obligation to pay (or reimburse the Dealer Managers) for Soliciting Fees. Payment to the Dealer Managers by the Company will be in the form of a wire transfer of same day funds to an account or accounts identified by the Dealer Managers. Such payment will be made on the day following each date on which the Company issues Securities after the Expiration Time. Payment to a Soliciting Dealer will be made by the Dealer Managers by check to an address identified by such Soliciting Dealer. Such payments to Soliciting Dealers shall be made on or before the tenth (10) business day following each date on which the Company issues Securities after the Expiration Time.

        4.    Covenants of the Company.    The Company covenants with the Dealer Managers as follows:

          (a)    Compliance with Securities Regulations and Commission Requests.    During any period that a prospectus relating to the Rights or the Securities is required to be delivered under the 1933 Act (but in any event through the Expiration Time), the Company, subject to Section 4(b), will comply with the requirements of Rule 430C and Rule 497 and will notify the Dealer Managers promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Rights or the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 497 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. During any period that a prospectus relating to the Rights or the Securities is required to be delivered under the 1933 Act (but in any event through the Expiration Time), the Company will use its reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b)    Filing of Amendments.    During any period that a prospectus relating to the Rights or the Securities is required to be delivered under the 1933 Act (but in any event through the Expiration Time), the Company will give the Dealer Managers notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to any preliminary prospectus (including any prospectus included in the Registration Statement at the time it became effective) or to the Prospectus, will furnish the Dealer Managers with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Dealer Managers or counsel for the Dealer Managers shall object. The Company has given the Dealer Managers notice of any filings made pursuant to the 1934 Act or the rules and regulations adopted thereunder within 48 hours prior to the Representation Time; the Company will give the Dealer Managers notice of its intention to make any such filing from the Representation Time to the Expiration Time and will furnish the Dealer Managers with copies of any such documents a reasonable amount of time prior to such proposed filing.

          (c)    Delivery of Commission Filings.    The Company has furnished or will deliver to the Dealer Managers and counsel for the Dealer Managers, without charge, conformed copies of the Registration Statement as originally filed, and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and conformed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Dealer Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T, or as filed with the Commission in paper form as permitted by Regulation S-T.

          (d)    Delivery of Prospectuses.    The Company will furnish to the Dealer Managers, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Dealer Managers may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Dealer Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (e)    Continued Compliance with Securities Laws.    The Company will use its commercially reasonable efforts to comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Rights and the Securities as contemplated in the Prospectus and in the Offering Materials. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with the issuance of the Rights or the issuance, offering and sale of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Dealer Managers or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 4(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Dealer Managers such number of copies of such amendment or supplement as the Dealer Managers may reasonably request.

          (f)    Blue Sky Qualifications.    The Company will use its commercially reasonable efforts, in cooperation with the Dealer Managers, to qualify the Rights and the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Dealer Managers may designate and to maintain such qualifications in effect for as long as the Dealer Managers reasonably request; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

          (g)    Rule 158.    The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as reasonably practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (h)    Use of Proceeds.    The Company will use the net proceeds received by it from the Rights Offering in the manner specified in the Prospectus under "Use of Proceeds".

          (i)    Listing.    The Company will use its commercially reasonable efforts to effect and maintain the quotation of the Rights and the Securities on the Nasdaq Global Select Market or the Nasdaq Global Market prior to the time the Rights or Securities, as applicable, are issued.

          (j)    Restriction on Sale of Securities.    During a period of 60 days from the date of the Prospectus, the Company will not, without the prior written consent of the Dealer Managers, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the registration, issuance, offer and sale of the Rights or the Securities as contemplated by the Prospectus, (B) the issuance of any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, and any registration related thereto, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing dividend reinvestment plans or employee benefit plans of the Company referred to in the Prospectus, and any registration related thereto, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan, and any registration related thereto, (E) any shares of Common Stock issued to directors in lieu of directors' fees, and any registration related thereto or (F) any amendment or other document filed, or other action taken, with the Commission with respect to the Company's registration statement on Form N-2 (File No. 333-149139) (but not including any offer outside of such registration statement or any prospectus contained therein, sale, contract to sell, sale of options or contracts to purchase, purchase of options or contracts to sell, grants of options, rights or warrants, or other transfers of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock pursuant to such registration statement). Notwithstanding the foregoing, if: (1) during the last 17 days of such 60-day period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of such 60-day period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day-period beginning on the last day of such 60-day period, the restrictions imposed in this clause (j) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

          (k)    Reporting Requirements.    The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

          (l)    Business Development Company Status.    The Company, during a period of at least 12 months from the Expiration Time, will use its commercially reasonable efforts to maintain its status as a business development company; provided, however, the Company may cease to be, or withdraw its election as, a business development company, with the approval of the board of directors and a vote of stockholders as required by Section 58 of the 1940 Act or any successor provision.

          (m)    Regulated Investment Company Status.    During the 12-month period following the Expiration Time, the Company will use its commercially reasonable efforts to qualify and elect to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and to maintain such qualification and election in effect for each full fiscal year during which it is a business development company under the 1940 Act.

          (n)    Accounting Controls.    The Company will use its commercially reasonable efforts to establish and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) material information relating to the Company and the assets managed by the Adviser is promptly made known to the officers responsible for establishing and maintaining the system of internal accounting controls; and (B) any significant deficiencies or weaknesses in the design or operation of internal accounting controls which could adversely affect the Company's ability to record, process, summarize and report financial data, and any fraud whether or not material that involves management or other employees who have a significant role in internal controls, are adequately and promptly disclosed to the Company's independent auditors and the audit committee of the Company's board of directors.

          (o)    Subscription/Information Agent Agreement.    The Company will advise the Subscription Agent to advise the Dealer Managers from day to day during the period of, and promptly after the termination of, the Rights Offering, as to the names and addresses of all Holders exercising Rights, the total number of Rights exercised by each Holder during the immediately preceding day, indicating the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for the Dealer Managers and each Soliciting Dealer, the number of Rights exercised on exercise forms indicating the Dealer Managers or such Soliciting Dealer, as the case may be, as the broker-dealer with respect to such exercise, and as to such other information as the Dealer Managers may reasonably request; and will use its commercially reasonable efforts to cause the Subscription Agent to notify the Dealer Managers and each Soliciting Dealer, not later than 5:00 P.M., New York City time, on the first business day following the Expiration Time, of the total number of Rights exercised and Securities related thereto, the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for the Dealer Managers and each Soliciting Dealer, the number of Rights exercised on exercise forms indicating the Dealer Managers or such Soliciting Dealer, as the case may be, as the broker-dealer with respect to such exercise, and as to such other information as the Dealer Managers may reasonably request.

          (p)    Stabilization or Manipulation.    The Company will not take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the Rights or the sale or resale of the Securities; provided, that any action in connection with (i) the Company's dividend reinvestment plan or (ii) the exercise of the Rights or the Over-Subscription Privilege or the purchase or sale of any Rights on the Nasdaq Global Select Market by Ares or any of its or the Company's affiliates will not be deemed to be within the meaning of this Section 4(p).

          (q)    Reference to the Dealer Managers.    Except as required by applicable law, the use of any reference to the Dealer Managers in any Offering Materials or any other document or communication prepared, approved or authorized by the Company, the Adviser or the Administrator in connection with the Rights Offering is subject to the prior approval of the Dealer

  Managers; provided, that if such reference to the Dealer Managers is required by applicable law, the Company, the Adviser or the Administrator agree to notify the Dealer Managers within a reasonable time prior to such use but the Company, the Adviser and the Administrator are nonetheless permitted to use such reference. The Dealer Managers hereby confirm they have consented to all references to them in the Registration Statement, the Prospectus and the Offering Materials as filed with the Commission on the date hereof.

        5.    Payment of Expenses.

          (a)   Expenses.    The Company will pay all expenses incident to the performance of its obligations under this Agreement and in connection with the Rights Offering, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto and of the Prospectus and any amendments or supplements thereto, (ii) the printing and delivery to the Dealer Managers of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Rights and the Securities, (iii) the preparation, issuance and delivery of the exercise forms relating to the Rights and the certificates for the Securities, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities, (iv) the fees and disbursements of the Company's, the Adviser's and the Administrator's counsel, accountants and other advisors, (v) the qualification of the Rights and the Securities under securities laws in accordance with the provisions of Section 4(f) hereof, including filing fees and, subject to Section 5(b), the reasonable fees and disbursements of counsel for the Dealer Managers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing or other production to the Dealer Managers of copies of the Registration Statement as originally filed and of each amendment thereto and of the Prospectus and any amendments or supplements thereto and of the Offering Materials, (vii) the preparation, printing and delivery to the Dealer Managers of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and, subject to Section 5(b), the reasonable fees and disbursements of counsel to the Dealer Managers in connection with, the review by the Financial Industry Regulatory Agency ("FINRA") of the terms of the Rights Offering and sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Rights and the Securities on the Nasdaq Global Select Market or the Nasdaq Global Market, (xi) the printing or other production, mailing and delivery expenses incurred in connection with the Prospectus and the Offering Materials, (xii) the fees and expenses incurred by the Company with respect to the Subscription/Information Agent Agreement, (xiii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the Rights and the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of aircraft and other transportation chartered in connection with the road show, (xiv) subject to Section 5(b), all reasonable out-of-pocket fees and expenses, if any, incurred by the Dealer Managers and Soliciting Dealers in connection with their mailing and handling of materials related to the Rights Offering to their customers and (xv) all other fees and expenses incurred in connection with or relating to the Rights Offering.

          (b)   In addition to any fees that may be payable to the Dealer Managers under this Agreement, whether or not the Rights Offering is consummated, the Company shall reimburse the Dealer Managers upon request made from time to time for their reasonable expenses incurred in connection with their activities under this Agreement, including the reasonable fees and disbursements of their legal counsel, in an amount up to $150,000 (inclusive of any reimbursement pursuant to Section 5(a)). The Company shall not be obligated to reimburse the Dealer Managers for any expenses arising under or in connection with this Agreement in excess of $150,000

        6.    Conditions of Dealer Managers' Obligations.    The obligations of the Dealer Managers hereunder are subject to the accuracy of the representations and warranties of the Company, the Adviser and the Administrator contained in Section 1 hereof or in certificates of any officer of the Company, the Adviser or the Administrator, to the performance by the Company, the Adviser and the Administrator of their respective covenants and other obligations hereunder, and to the following further conditions:

          (a)    Effectiveness of Registration Statement.    The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Dealer Managers. A prospectus with respect to the Rights Offering shall have been filed with the Commission in accordance with Rule 497.

          (b)    Opinions of Counsel for Company.    At the Representation Time and the Expiration Time, the Dealer Managers shall have received the favorable opinion, dated as of the Representation Time and the Expiration Time, of Proskauer Rose LLP, counsel for the Company, Sutherland Asbill & Brennan LLP, special regulatory counsel for the Company, and Venable LLP, special Maryland counsel for the Company, in each case in form and substance reasonably satisfactory to counsel for the Dealer Managers, to the effect set forth in Exhibits B through D hereto. Such counsel may state that, insofar as such opinion involves factual matters, they have relied upon certificates of officers of the Company and/or any of the Subsidiaries and certificates of public officials.

          (c)    Opinion of Counsel for Dealer Managers.    At the Representation Time and the Expiration Time, the Dealer Managers shall have received the favorable opinion, dated as of the Representation Time and the Expiration Time, of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Dealer Managers, with respect to the matters set forth in opinions (v), (xi) (solely as to the authorization by the Adviser of this Agreement), the third to last paragraph and the penultimate paragraph of Exhibit B hereto and opinions 1, 4 (solely as to the last clause thereof), 5 and 6 of Exhibit D hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States upon the opinions of counsel reasonably satisfactory to the Dealer Managers, including counsel of the Company. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and/or any of the Subsidiaries and certificates of public officials.

          (d)    Officers' Certificates.    (i) At the Representation Time and the Expiration Time, there shall not have been, since the date hereof or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Dealer Managers shall have received a certificate of the president of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Representation Time and the Expiration Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Representation Time and the Expiration Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Representation Time and the Expiration Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

            (ii)   At the Representation Time and the Expiration Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, business prospects or regulatory status of the Adviser or the Administrator, whether or not arising in the ordinary course of business, that would reasonably be expected to result in a Material Adverse Effect (collectively, with respect to each of the Adviser and the Administrator, an "Advisers Material Adverse Effect"), and the Dealer Managers shall have received a certificate of a vice president (or other authorized officer) and the chief financial or chief accounting officer (or other authorized officer) of each of the Adviser and the Administrator, dated as of the Representation Time and the Expiration Time, to the effect that (i) there has been no such Advisers Material Adverse Effect, (ii) the representations and warranties of the Adviser and Administrator in Sections 1(a) and 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of the Representation Time and the Expiration Time, (iii) the Adviser and the Administrator have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Representation Time and the Expiration Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

          (e)    Accountant's Comfort Letter.    At the time of the execution of this Agreement, the Dealer Managers shall have received from KPMG LLP a letter, in form and substance reasonably satisfactory to the Dealer Managers, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (f)    Bring-down Comfort Letter.    At the Expiration Time, the Dealer Managers shall have received from KPMG LLP a letter, dated as of the Expiration Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Expiration Time.

          (g)    Approval of Listing.    At the Representation Time, the Rights and the Securities shall have been approved for inclusion in the Nasdaq Global Select Market or the Nasdaq Global Market, subject only to official notice of issuance.

          (h)    No Objection.    The FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the terms and arrangements of the Rights Offering.

          (i)    Lock-up Agreements.    At the date of this Agreement, the Dealer Managers shall have received an agreement substantially in the form of Exhibit E hereto signed by the persons listed on Schedule A hereto. Notwithstanding the foregoing or any provision of Section 4(j) of this Agreement or any lock-up agreement delivered in connection with this Section 6(i) to the contrary, Ares may pledge shares of Common Stock of the Company owned by Ares in one or more bona fide lending transactions.

          (j)    Additional Documents.    At the Representation Time and the Expiration Time, counsel for the Dealer Managers shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance of the Rights and the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company, the Adviser and the Administrator in connection with the issuance of the Rights and the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Dealer Managers and counsel for the Dealer Managers.

          (k)    Termination of Agreement.    If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Dealer Managers by notice to the Company at any time at or prior to the Expiration Time and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections [1,] 7, 8 and 9 shall survive any such termination and remain in full force and effect.

        7.    Indemnification.

          (a)    (1)    Indemnification of Dealer Managers by the Company and the Adviser.    The Company and the Adviser, jointly and severally, agree to indemnify and hold harmless the Dealer Managers, their respective affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate"), and each person, if any, who controls any of the Dealer Managers within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

            (i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430C Information), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or in any Offering Materials, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii)   against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company;

            (iii)  against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Dealer Managers), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Dealer Managers expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430C Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or in any Offering Materials.

        (2)    Indemnification of Dealer Managers by the Administrator.    The Administrator agrees to indemnify and hold harmless the Dealer Managers, their respective Affiliates and each person, if any, who controls any of the Dealer Managers within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

            (i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430C Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or in any Offering Materials, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading to the extent the loss, liability, claim, damage and expense relates to information concerning Ares Management LLC or the Administrator;

            (ii)   against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission related to Ares Management LLC or the Administrator or any such alleged untrue statement or omission related to Ares Management LLC or the Administrator; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company;

            (iii)  against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Dealer Managers), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission related to Ares Management LLC or the Administrator, or any such alleged untrue statement or omission related to Ares Management LLC or the Administrator, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Dealer Managers expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430C Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or in any Offering Materials.

          (b)    Indemnification of Company, Directors, Officers, Adviser and Administrator.    Each of the Dealer Managers, severally but not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers, each person, if any, who controls the Company, the Adviser or the Administrator within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, the Adviser and the Administrator against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430C Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or in any Offering Materials in reliance upon and in conformity with written information furnished to the Company by the Dealer Managers expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or in any Offering Materials.

          (c)    Actions against Parties; Notification.    Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder (an "Action"), but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a)(1) or (2) above, counsel to the indemnified parties shall be selected by the Dealer Managers, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such Action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one Action or separate but similar or related Actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Notwithstanding anything to the contrary herein, neither the assumption of the defense of any such Action nor the payment of any fees or expenses related thereto shall be deemed to be an admission by the indemnifying party that it has obligation to indemnify any person pursuant to this Agreement.

          (d)    Settlement Without Consent if Failure to Reimburse.    If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(1)(ii) or 7(a)(2)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

        8.    Contribution.    If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Adviser and the Administrator on the one hand and the Dealer Managers on the other hand from the Rights Offering or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Adviser and the Administrator on the one hand and of the Dealer Managers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Company, the Adviser and the Administrator on the one hand and the Dealer Managers on the other hand in connection with the Rights Offering shall be deemed to be in the same respective proportions as the total net proceeds to the Company from the Rights Offering (before deducting expenses) received by the Company bear to the total fees received by the Dealer Managers in connection with the Rights Offering.

        The relative fault of the Company, the Adviser and the Administrator on the one hand and the Dealer Managers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Adviser and the Administrator or by the Dealer Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company, the Adviser, the Administrator and the Dealer Managers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 8, no Dealer Manager shall be required to contribute any amount in excess of the amount by which the total price paid for Securities purchased upon exercise of the Rights for which such Dealer Manager received fees exceeds the amount of any damages which such Dealer Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section 8, each person, if any, who controls any Dealer Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Dealer Manager's Affiliates shall have the same rights to contribution as the Dealer Managers, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company, Adviser or Administrator within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company, Adviser or Administrator, as the case may be.

        Notwithstanding any other provision of Section 7 and this Section 8, no party shall be entitled to indemnification or contribution under this Agreement in violation of Section 17(i) of the 1940 Act.

        The Company and the Adviser agree to indemnify each Soliciting Dealer and controlling person to the same extent and subject to the same conditions, including with respect to contribution, provided for in Section 7 hereof and in this Section 8, to the extent that a court of competent jurisdiction determines that such Soliciting Dealer or such controlling person is a statutory underwriter under the 1933 Act.

        9.    Representations, Warranties and Agreements to Survive.    All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, any of the Subsidiaries, the Adviser and the Administrator submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Dealer Managers or their respective Affiliates, any person controlling any of the Dealer Managers, their respective officers or directors or any person controlling the Company, (ii) issuance of the Rights and (iii) delivery of and payment for the Securities.

        10.    Termination of Agreement.

          (a)    Termination; General.    The Dealer Managers may terminate this Agreement, by notice to the Company, at any time at or prior to the Expiration Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Prospectus or Offering Materials, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, the Adviser or the Administrator, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Dealer Managers, impracticable or inadvisable to market the Rights or the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or Nasdaq Global Select Market or Nasdaq Global Market, or (iv) if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq Global Market or Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either Federal or New York authorities. The Company may in its sole discretion, at any time prior to delivery of the Securities, terminate the Rights Offering and this Agreement if the Subscription Price is less than [    •    ]% of the net asset value attributable to a share of Common Stock disclosed in the Company's most recent periodic report filed with the Commission. [In addition, at any time prior to the Expiration Time, upon providing five days prior written notice specifying the grounds for such termination, the Company may terminate this Agreement with respect to any or all of the Dealer Managers in the event such Dealer Manager(s) is in breach of its obligations set forth in Section 2.]

          (b)    Liabilities.    If this Agreement is terminated pursuant to this Section with respect to any party, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections [1,] 7, 8 and 9 shall survive such termination and remain in full force and effect.

        11.    Tax Disclosure.    Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

        12.    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Dealer Managers shall be directed to Merrill Lynch at Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, New York 10080, attention of Gary Swidler, and Wachovia at Wachovia Capital Markets, LLC, 375 Park Avenue, New York, NY 10152, attention of Mark Timperman, with a copy to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, attention of Valerie Ford Jacob; and

notices to the Company, the Adviser and Administrator shall be directed to them at 1999 Avenue of the Stars, Suite 1900, Los Angeles, CA 90067, attention of Michael Weiner, with a copy to Proskauer Rose LLP, 2049 Century Park East, 32nd Floor, Los Angeles, CA 90067-3206, attention of Michael A. Woronoff and Monica Shilling.

        13.    Parties.    This Agreement shall each inure to the benefit of and be binding upon the Dealer Managers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Dealer Managers, the Company, the Adviser and the Administrator and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Dealer Managers, the Company, the Adviser and the Administrator and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

        14.    GOVERNING LAW.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

        15.    TIME.    TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

        16.    Submission to Jurisdiction.    Except as set forth below, no claim or action may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and both the Dealer Managers and the Company consent to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any claim or action arising out of or in any way relating to this Agreement is brought by any third party against the Dealer Managers or any indemnified party. Each of the Dealer Managers and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.

        17.    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

        18.    Effect of Headings.    The Section headings herein are for convenience only and shall not affect the construction hereof.

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        If the foregoing is in accordance with your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Adviser, the Administrator and the Dealer Managers in accordance with its terms.

Very truly yours,
COMPANY: ARES CAPITAL CORPORATION
By

Name:
Title:
ADVISER: ARES CAPITAL MANAGEMENT LLC
By

Name:
Title:
ADMINISTRATOR: ARES OPERATIONS LLC
By

Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:
MERRILL LYNCH & CO. MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By

Name:
Title:
WACHOVIA CAPITAL MARKETS, LLC
By

Name:
Title:

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  Exhibit (h)